AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997


                      REGISTRATION STATEMENT NO. 333-22843
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      PREFERRED SECURITIZATION CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      33-0753116
           (State or other jurisdiction                     (IRS Employee
            of incorporation or organization)            Identification Number)

                         3347 MICHELSON DRIVE, SUITE 400
                            IRVINE, CALIFORNIA 92612
                                 (714) 474-0700
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                                TODD A. RODRIGUEZ
                      PREFERRED SECURITIZATION CORPORATION
                         3347 MICHELSON DRIVE, SUITE 400
                            IRVINE, CALIFORNIA 92612
                                 (714) 474-0700
               (Address, including zip code, and telephone number,
                        area code, of agent for service)
                                    COPY TO:
                             Reed D. Auerbach, Esq.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                            New York, New York 10038

          Approximate date of commencement of proposed sale to public:
   From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| .
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| .
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  |_|

                        CALCULATION OF REGISTRATION FEE
=====================================================================================================
TITLE OF EACH CLASS                                 PROPOSED       PROPOSED
OF                              AMOUNT              MAXIMUM        MAXIMUM         AMOUNT OF
SECURITIES TO BE                TO BE               OFFERING       AGGREGATE       REGISTRATION
REGISTERED                      REGISTERED          PRICE PER      OFFERING        FEE (2)
                                                    UNIT (1)       PRICE
-----------------------------------------------------------------------------------------------------
Asset Backed Notes              $1,000,000,000      100%           $1,000,000,000  $303,031.00
(the "Notes") and
Asset  Backed
Certificates  (the
"Certificates" and,
together with the
Notes, the
"Securities")
=====================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      $303.04 has been paid upon the initial filing of this Registration
         Statement.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 13, 1997


PROSPECTUS

                         PREFERRED CONSUMER LOAN TRUSTS
                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)
                      PREFERRED CREDIT CORPORATION, SELLER
                 PREFERRED SECURITIZATION CORPORATION, DEPOSITOR


         Preferred Securitization Corporation (the "Depositor") may offer from time to time the Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each Series of Securities may include one or more classes (each, a "Class") of Notes and/or Certificates. The Certificates will be issued by a trust to be formed by the Depositor with respect to such Series (each, a "Trust") pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, Advanta Mortgage Corp. USA or such other entity appointed as servicer thereunder (the "Servicer") and the Trustee. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (i) the Trust, (ii) the Depositor or (iii) a partnership, corporation or limited liability company formed by the Depositor solely for the purpose of issuing the Notes of the related Series, as issuer (the "Issuer") and the Indenture Trustee (the "Indenture Trustee"), in each case, as specified in the related Prospectus Supplement and will represent indebtedness of the related Issuer. If with respect to a Series of Notes, the Issuer is the Depositor, such Notes will have recourse solely to the assets of the Depositor pledged to secure such Notes under the related Indenture as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify which Class or Classes of Notes, if any, and which Class or Classes of Certificates, if any, of the related Series are being offered thereby.
                                                  (cover continued on next page)

         SEE "RISK FACTORS" ON PAGE 19 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.


        NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED
                       ISSUER ONLY AND ARE NOT GUARANTEED
    BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE,
                                       THE
     SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE
             SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY
                             OTHER PERSON OR ENTITY.
                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of the Prospectus is __________ __, 199__

(cover continued  from previous page)

         The assets of the Issuer for the related Series (the "Issuer Assets") will include consumer loan related assets (the "Loan Assets") purchased directly or indirectly from Preferred Credit Corporation (the "Seller") comprised of one or more pools of fixed or adjustable rate closed-end no or low equity mortgage loans (the "Loans") secured by mortgages or deeds of trust, which are generally subordinate liens on residential one- to four- family properties (the "Mortgaged Properties"), including townhouses, individual units in condominium and planned unit developments. The related proceeds of the Loans are generally used to finance (i) debt consolidation, (ii) property improvements, (iii) the acquisition of personal property such as home appliances or furnishings, (iv) the purchase or refinancing of residential one- to four-family properties, and
(v) a combination of debt consolidation, property improvements and other consumer purposes. The Issuer Assets for a related Series may also include (a) all monies due under the Loan Assets net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Servicer, (b) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts available to acquire additional Loan Assets during the period specified in the related Prospectus Supplement and/or capitalized interest accounts available to fund interest shortfalls arising from the use of pre-funding accounts and (c) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

         Interest on and principal of each Class of Securities of a Series will be payable on the dates specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes of Securities, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Securities entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. If so specified in the related Prospectus Supplement, the Loan Assets and other related assets of the Issuer may be divided into one or more loan groups (each, a "Loan Group") and each Class of Securities of the related Series may have varying rights in one or more of the corresponding Loan Groups, as specified in the related Prospectus Supplement.

         The rate of payment of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, one or more Classes of a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, an election may be made to treat certain assets of the Issuer for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "FEDERAL INCOME TAX CONSIDERATIONS."

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION" herein. There will have been no public market for any Series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any Series or, if one does one develop, that such market will continue. No application will be made to list the Securities on any securities exchange.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities offered thereby (the "Offered Securities"): (i) a description of each Class of such Offered Securities, including with respect to each such Class the following, (A) the applicable payment or distribution provisions and priorities, including the nature and extent of subordination of any Class of Securities of such Series, (B) the aggregate principal amount, if any, (C) the rate at which interest accrues from time to time, if at all, or the method of determining such rate, (D) whether interest will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all, (E) whether such Class of Securities will be initially issued in definitive or book-entry form; (ii) information with respect to any other Class of Securities of the same Series; (iii) the respective dates on which payments or distributions are to be made and the method of payment or distributions; (iv) certain information concerning the Loan Assets, the Seller, the Servicer and the applicable Trustee(s); (v) the terms of any Enhancement with respect to such Series; (vi) the amount, if any, deposited in the pre-funding account available to purchase additional Loans, the length of the pre- funding period and the criteria for determining which additional Loans may become related assets of the related Issuer; (vii) additional information with respect to the plan of distribution of such Securities; and (viii) whether a REMIC election will be made with respect to some or all of the Issuer Assets for such Series.

                               REPORTS TO HOLDERS

         Periodic and annual reports concerning the related Issuer for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the related Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Issuer; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS--Reports to Holders."

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Suite 1400 Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Depositor. The address of such Internet web site is (http://www.sec.gov).

         The Issuer with respect to each Series will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Issuer to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Issuer referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Issuer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 3347 Michelson Drive, Suite 400, Irvine, California 92612, Attn.: President (telephone: (714) 474-0200; facsimile: (714) 474-3872).

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS."

ISSUER................................With respect to each Series of Securities, the "Issuer" shall be any of (i) a Trust to be formed by the Depositor pursuant to a Pooling and Servicing Agreement or Trust Agreement (each, a "Trust"), (ii) the Depositor or (iii) a partnership, corporation or limited liability company formed by the Depositor solely for the purpose of issuing the Notes of the related Series. If with respect to a Series of Notes, the Issuer is the Depositor, holders of such Notes will have recourse solely to one or more segregated pools of assets of the Depositor that secure such Notes under the related Indenture as specified in the related Prospectus Supplement.

SECURITIES OFFERED.....................Asset Backed Certificates (the
                                        "Certificates") and Asset Backed Notes
                                        (the "Notes" and, together with the
                                        Certificates, the "Securities").
                                        Certificates are issuable from time to
                                        time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Issuer for such Series, or in one or more Loan Groups specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest
                                        Securities, Zero Coupon Securities,
                                        Principal Only Securities, Interest Only
                                        Securities, Senior Securities or
                                        Subordinate Securities. Each Class may
                                        differ in, among other things, the
                                        amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates,
                                        Distribution Dates and interest rates.
                                        The Securities of each Class will be
                                        issued in fully registered form in the
                                        denominations specified in the related
                                        Prospectus Supplement. Unless otherwise
                                        specified in the related Prospectus
                                        Supplement, each Class of Securities of
                                        a Series will be available for purchase
                                        in denominations of $25,000 and integral multiples of $1,000 in excess thereof. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only. If the related Prospectus Supplement specifies that Classes of Securities are offered in book-entry form, the Holders of such Securities will be able to receive definitive Securities only in the limited circumstances described herein and in the related Prospectus
                                        Supplement. See "DESCRIPTION OF THE
                                        SECURITIES--Book- Entry Securities."
                                        Unless otherwise specified in the
                                        related Prospectus Supplement, persons
                                        acquiring beneficial ownership interests in Securities in book-entry form will hold their interests in such Securities through The Depository Trust Company ("DTC") in the United States and Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") in Europe. See "DESCRIPTION OF THE SECURITIES--General" and "ANNEX I."

DEPOSITOR..............................Preferred Securitization Corporation (the
                                        "Depositor") a Delaware corporation, and a wholly-owned, special purpose subsidiary of Preferred Credit Corporation. See "THE DEPOSITOR."

SELLER.................................Preferred Credit Corporation (the
                                        "Seller"), a California corporation. See
                                        "THE SELLER."

SERVICER...............................Advanta Mortgage Corp. USA, a Delaware
                                        corporation and an indirect subsidiary
                                        of Advanta Corp., a Delaware corporation or such other entity specified in the related Prospectus Supplement (the "Servicer"). See "THE SERVICER."

INTEREST PAYMENTS......................Interest payments on the Securities of a
                                        Series entitled by their terms to
                                        receive interest will be made on each
                                        Distribution Date, to the extent set
                                        forth in, and at the applicable rate
                                        specified in (or determined in the
                                        manner set forth in), the related
                                        Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans and/or as prepayments occur with respect to such Loans. Interest Only Securities may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

PRINCIPAL PAYMENTS.....................All payments of principal of a Series of
                                        Securities will be made in an aggregate
                                        amount determined as set forth in the
                                        related Prospectus Supplement and will
                                        be paid at the times and will be
                                        allocated among the Classes of such
                                        Series in the order and amounts, and
                                        will be applied either on a pro rata or
                                        a random lot basis among all Securities
                                        of any such Class, all as specified in
                                        the related Prospectus Supplement. See
                                        "DESCRIPTION OF THE SECURITIES--Payments of Principal."

 FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES....................The Final Scheduled Distribution Date
                                        with respect to each Class of Notes is
                                        the date no later than which principal
                                        thereof will be fully paid and with
                                        respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Loan Asset of the related Issuer (or Loan Group, as applicable) which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                       The actual final Distribution Date of the
                                        Securities of a Series will depend
                                        primarily upon the rate of payment
                                        (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loan Assets supporting the related Series. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Loan Assets. The rate of payments on the Loans supporting a related Series will depend on a variety of factors, including certain characteristics of such Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Negative Effects of Prepayment on Average Life" and "--Yield May Vary" and "DESCRIPTION OF THE
                                        SECURITIES--Weighted Average Life of the
                                        Securities."

SPECIAL REDEMPTION.....................If so specified in the Prospectus
                                        Supplement relating to a Series of
                                        Securities having other than monthly
                                        Distribution Dates, one or more Classes
                                        of Securities of such Series may be
                                        subject to special redemption, in whole
                                        or in part, on the day specified in the
                                        related Prospectus Supplement (a
                                        "Special Redemption Date") if, as a
                                        consequence of prepayments on the Loans
                                        relating to such Securities or low
                                        yields then available for reinvestment,
                                        the entity specified in the related
                                        Prospectus Supplement determines, based
                                        on assumptions specified in the
                                        applicable Agreement, that the amount
                                        available for the payment of interest
                                        that will have accrued on such
                                        Securities (the "Available Interest
                                        Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR
  TERMINATION........................One or more Classes of Securities of any Series may be redeemed or
                                        repurchased in whole or in part, at the
                                        related Issuer's, the Holders' of the
                                        Residual Interests, the Depositor's or
                                        the Servicer's option, at such time and
                                        under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the related Issuer, the Holders of the Residual Interest, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, repurchase all of the Issuer Assets remaining relating to such Series on or after any date on which the aggregate principal balances of the Loans relating to such Securities is less than 10% (if the Holders of the Residual Certificates are exercising their option) or is less than 5% (if the Servicer (or such other entity, if any, specified in the related Prospectus Supplement, if the Servicer fails to exercise its option) is exercising its option) of the aggregate Principal Balances of the Loans as of the related Cut-Off Date (the "Maximum Collateral Amount"), by purchasing from the related Trust, on the next succeeding
                                        Distribution Date, all of the property
                                        of such Trust at a price equal to the
                                        sum of (a) the greater of (i) 100% of
                                        the Principal Balance of each
                                        outstanding Loan and each REO Property
                                        and (ii) the fair market value
                                        (disregarding accrued interest) of the
                                        Loans and such REO Properties,
                                        determined as the average of three
                                        written bids (copies of which are to be
                                        delivered to the Trustee by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally-recognized dealers reasonably acceptable to the Trustee or such other party as may be identified in the related Prospectus Supplement and based on a valuation process which would be used to value comparable mortgage loans and REO properties, plus (b) the greater of (x) the aggregate amount of accrued and unpaid interest on the Loans through the related Collection Period and (y) 30 days' accrued interest thereon computed at a rate equal to the related Loan Rate, and (c) in the event the Holders of the Residual Certificates or such other party as may be identified in the related Prospectus Supplement exercise such option, plus any unpaid and accrued Servicing Fee or, in the event the Servicer exercises such option, net of the Servicing Fee. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination."

SECURITIES INVOLVE RISKS.............An investment in the Securities of any
                                        Series involves material risks and
                                        should only be considered by investors
                                        which, either alone or together with
                                        their investment advisors, have the
                                        ability to understand such risks. See
                                        "RISK FACTORS" beginning on page 17
                                        herein.

ISSUER ASSETS.........................The assets supporting a Series of
                                        Securities will consist of one or more
                                        of the assets described below, as
                                        described in the related Prospectus
                                        Supplement.

  A.  LOAN ASSETS.....................The Loan Assets will be sold by the Seller directly or indirectly to the Issuer
                                        without recourse except in the case of
                                        breach of certain limited
                                        representations and warranties.

                                      The Loan Assets for a Series may include
                                        one or more pools of closed- end no or
                                        low equity mortgage loans (the "Loans")
                                        secured by mortgages or deeds of trust,
                                        which are generally subordinate liens,
                                        on residential one- to four-family
                                        properties (the "Mortgage Properties"),
                                        including townhouses and individual
                                        units in condominiums and planned unit
                                        developments. Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, and may accrue interest at a fixed rate or an adjustable rate. The related proceeds of the Loans are generally used to finance
                                        (i) debt consolidation, (ii) property
                                        improvements, (iii) the acquisition of
                                        personal property such as home
                                        appliances or furnishings, (iv) the
                                        purchase or refinancing of residential
                                        one- to four-family properties, and (v)
                                        a combination of debt consolidation,
                                        property improvements and other consumer purposes. To the extent provided in the related Prospectus Supplement, additional Loans may be periodically acquired by the related Issuer using funds deposited in a Pre-Funding Account (as described below under "--Pre-Funding and Capitalized Interest Accounts") for the benefit of a particular Series, as described in the related Prospectus Supplement.

                                      The related Prospectus Supplement will
                                        describe certain characteristics of the
                                        Loans for a Series, including, without
                                        limitation, and to the extent relevant:
                                        (a) the aggregate unpaid principal
                                        balance of the Loans; (b) the range and
                                        weighted average Loan Rate on the Loans
                                        and in the case of adjustable rate
                                        Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to- stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of credit bureau risk scores of the Loans and the weighted average credit bureau risk score; (f) the range and weighted average Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (g) the percentage (by principal balance as of the date specified in the related Prospectus Supplement) of Loans that accrue interest at adjustable or fixed interest rates; (h) any enhancement relating to the Loans; (i) the geographic distribution of the Loans;
                                        (j) the use and type of each Mortgaged
                                        Property; (k) the lien priority of the
                                        Loans; and (l) the delinquency status
                                        and year of origination of the Loans.
                                        See "DESCRIPTION OF THE ISSUER
                                        ASSETS--General."

  B.  COLLECTION, CERTIFICATE  AND
        DISTRIBUTION ACCOUNTS.........Unless otherwise provided in the related Prospectus Supplement, all
                                        payments on or with respect to the Loan
                                        Assets for a Series will be remitted
                                        directly to an account (the "Collection
                                        Account" or the "Certificate Account")
                                        to be established for such Series with
                                        the applicable Trustee or the Servicer,
                                        in the name of the applicable Trustee.
                                        Unless otherwise provided in the related
                                        Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account or the Certificate Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the
                                        "Distribution Account") to be
                                        established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account or the Certificate Account as described above, any funds remaining in the Collection Account or the Certificate Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement. See "DESCRIPTION OF THE ISSUER ASSETS--Collection, Certificate and Distribution Accounts."

  C.  PRE-FUNDING AND
        CAPITALIZED INTEREST
        ACCOUNTS......................If specified in the related Prospectus
                                        Supplement, the related Issuer will
                                        establish and maintain with the
                                        applicable Trustee for the related
                                        Series one or more segregated trust
                                        accounts (each, a "Pre- Funding
                                        Account"). If so specified, on the
                                        closing date for such Series, a portion
                                        of the proceeds of the sale of the
                                        Securities of such Series (such amount,
                                        the "Pre-Funded Amount") will be
                                        deposited in the Pre-Funding Account and may be used to purchase additional Loan Assets during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Loan Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. The amount initially deposited in a pre- funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

                                      If a Pre-Funding Account is established,
                                        one or more segregated trust accounts
                                        (each, a "Capitalized Interest Account") may be established and maintained with the applicable Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre- Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Issuer Assets of the related Series. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement. See "DESCRIPTION OF THE ISSUER
                                        ASSET--Pre-Funding and Capitalized
                                        Interest Accounts."

  D.  REVOLVING PERIOD AND
        AMORTIZATION PERIOD;
        RETAINED INTEREST.............If the related Prospectus Supplement so provides, there may be a period
                                        commencing on the date of issuance of a
                                        class or classes of Notes or
                                        Certificates of a Series and ending in
                                        the date set forth on the related
                                        Prospectus Supplement (each, a
                                        "Revolving Period") during which no
                                        principal payments will be made to one
                                        or more classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Until the applicable Revolving Period ends, all collections of principal otherwise allocated to such classes of Notes or Certificates may be (i) utilized by the Issuer during the Revolving Period to acquire additional Loans which satisfy the criteria described under
                                        "DESCRIPTION OF THE ISSUER ASSETS" and
                                        the criteria set forth in the related
                                        Prospectus Supplement, (ii) held in an
                                        account and invested in Eligible
                                        Investments for later distribution to
                                        Securityholders, (iii) applied to those
                                        Notes or Certificates for such Series,
                                        if any, specified in the related
                                        Prospectus Supplement as then are in
                                        amortization, or (iv) otherwise applied
                                        as specified in the related Prospectus
                                        Supplement. The purpose of a Revolving
                                        Period for any Series of Securities is
                                        to extend the maturity of such
                                        Securities to a date which would not
                                        otherwise be possible if the Issuer
                                        Assets of the related Trust were a fixed pool.

                                     An "Amortization Period" is the period
                                        during which principal collections which were not available for distribution during the Revolving Period (as they were applied to one or more of the uses specified in the preceding paragraph) become available for distribution to Holders of Securities. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period. Any Amortization Period which begins earlier than anticipated with respect to a class of Securities upon the occurrence of such circumstances as will be described in the related Prospectus Supplement (any such occurrence, an "Early Amortization Event") will result in an acceleration of principal payments on such class, which will cause such class to have a shorter weighted average life than had such Early Amortization Event not occurred. Such an acceleration of principal payments may adversely affect the yield to maturity of the related Securities.

                                       Each Series of Securities which has a
                                        Revolving Period may also issue to the
                                        Depositor a certificate evidencing an
                                        undivided beneficial interest (a
                                        "Retained Interest") in such Series not
                                        represented by the other Securities
                                        issued by such Issuer. As further
                                        described in the related Prospectus
                                        Supplement, the value of such Retained
                                        Interest will fluctuate as the amount of Issuer Assets fluctuates and the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

ENHANCEMENT...........................If and to the extent specified in the related Prospectus Supplement,
                                        enhancement with respect to a Series or
                                        any Class of Securities may include any
                                        one or more of the following: a
                                        financial guaranty insurance policy,
                                        overcollateralization, a letter of
                                        credit, a cash reserve fund, insurance
                                        policies, one or more Classes of
                                        Subordinate Securities, interest rate
                                        swaps, caps, floors and other derivative products or other forms of credit enhancement, or any combination thereof (collectively, "Enhancement") acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating the related Series of Securities (collectively, the "Rating Agency"). The Enhancement with respect to any Series or any class of Securities may be structured to provide protection against delinquencies and/or losses on the Loan Assets, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any Enhancer, including financial information when material, will be included in the related Prospectus Supplement. See
                                        "ENHANCEMENT."

                                      With respect to any Series of Securities
                                        including one or more Classes of Notes,
                                        distributions in respect of the
                                        Certificates may be subordinated in
                                        priority of payment to payments on the
                                        Notes, to the extent specified in the
                                        related Prospectus Supplement.

CREDIT QUALITY OF LOANS.............The Loans originated or purchased by the
                                        Seller will have been made to borrowers
                                        that typically have limited access to
                                        traditional mortgage financing for a
                                        variety of reasons, such as insufficient home equity value, high levels of debt service-to-income, past credit experience or a limited credit history. See "RISK FACTORS-- Underwriting Standards May Affect Performance" and "THE SELLER." The Seller has in the past and will in the future change its underwriting guidelines and procedures when, in its business judgment, competition or other conditions in its market so warrant. As a result, Loans originated at different times may reflect different underwriting guidelines and be of different credit quality. However, it is anticipated that any such material differences will be reflected in the levels of Enhancement for the related Series of Securities. Any such material differences in underwriting standards will be fully disclosed in the related Prospectus Supplement.

SERVICING..............................The Servicer will be responsible for servicing, managing and making
                                        collections on the Loans for a Series.
                                        In addition, the Servicer, if so
                                        specified in the related Prospectus
                                        Supplement, will act as custodian and
                                        will be responsible for maintaining
                                        custody of the Loans and related
                                        documentation on behalf of the Trustee.
                                        Advances with respect to delinquent
                                        payments of principal or interest on a
                                        Loan will be made by the Servicer only
                                        to the extent described in the related
                                        Prospectus Supplement. Such advances
                                        will be intended to provide liquidity
                                        only and, unless otherwise specified in
                                        the related Prospectus Supplement, are
                                        reimbursable to the Servicer from
                                        scheduled payments of principal and
                                        interest, late collections, or from the
                                        proceeds of liquidation of the related
                                        Loans or from other recoveries relating
                                        to such Loans (including any insurance
                                        proceeds or payments from other credit
                                        support). Advances with respect to
                                        Compensating Interest in the cases of
                                        full prepayment of a Loan and with
                                        respect to Mortgaged Property protection will be made by the Servicer only to the extent specified in the related Prospectus Supplement. "Compensating
                                        Interest" is an amount equal to the
                                        difference between (x) 30 days' interest at the Loan Rate (net of the rate at which the Servicing Fee is calculated) on the Principal Balance of such Loan as of the first day of the related Collection Period and (y) to the extent not previously advanced, the interest paid by the borrower with respect to such Loan in connection with such prepayment. The Servicer will not be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Collection Period. See "SERVICING OF LOAN--Advances and Limitations Thereon."

                                      In performing these functions, the
                                        Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will be obligated, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, to follow such collection procedures as it follows with respect to loans comparable to the Loans and which are required to generally conform to the servicing practices of prudent lending institutions which service loans of the same type as the Loans for their own account in the jurisdiction in which such Loans were originated ("Accepted Servicing
                                        Practices"). Under certain limited
                                        circumstances, the Servicer may resign
                                        or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF LOANS-- Servicing Compensation and Payment of Expenses."

FEDERAL INCOME
  TAX CONSIDERATIONS

   A. REMIC SECURITIES................If so specified in the related Prospectus
                                        Supplement an election will be made to
                                        treat all or a portion of the Issuer
                                        Assets of a Series as a "real estate
                                        mortgage investment conduit" (a "REMIC") and Stroock & Stroock & Lavan LLP, special tax counsel to the Depositor ("Federal Tax Counsel"), will deliver its opinion generally to the effect that the arrangement by which the Securities are issued will be treated as a REMIC for federal income tax purposes. The Classes of Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC. Holders of Securities constituting "regular interests" in a REMIC must report income with respect to such Securities on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                     A Holder of a residual interest in a
                                        REMIC ("Residual Interest") will be
                                        required to include in its income its
                                        pro rata share of the taxable income of
                                        the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. See "FEDERAL INCOME TAX CONSIDERATIONS."

   B.  NON-REMIC
          PASS-THROUGH
          SECURITIES...................If so specified in the related Prospectus
                                        Supplement, Federal Tax Counsel will
                                        deliver its opinion generally to the
                                        effect that the Issuer for the related
                                        Series will be classified for federal
                                        income tax purposes as a grantor trust
                                        and will not be classified as an
                                        association taxable as a corporation for federal income tax purposes. Holders of Securities of such Series ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both on the Loan Assets for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the applicable Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income. See "FEDERAL INCOME TAX CONSIDERATIONS."

   C.  OWNER TRUST
          SECURITIES...................If so specified in the related Prospectus
                                        Supplement, the Issuer for a Series will be treated as a partnership for purposes of federal income taxation and Federal Tax Counsel will deliver its opinion generally to the effect that the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Each Noteholder, by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each
                                        Certificateholder, by the acceptance of
                                        a Certificate of such Series, will agree to treat the related Issuer as a partnership in which such
                                        Certificateholder is a partner for
                                        federal income and state tax purposes.
                                        See "FEDERAL INCOME TAX CONSIDERATIONS."

 D. CERTIFICATES TREATED AS
    DEBT..........................If so specified in the Prospectus Supplement relating to a Series of Certificates, a
                                        Trust may issue Certificates that will
                                        be characterized as indebtedness for
                                        federal income tax purposes secured by
                                        the related Loans and Federal Tax
                                        Counsel will deliver its opinion
                                        generally to the effect that the
                                        Certificates will be characterized as
                                        indebtedness secured by the Loans for
                                        federal income tax purposes. Each
                                        investor in an interest in the
                                        Certificates of the related Series, by
                                        acceptance of its interest therein, will agree to treat such Certificates as debt for federal, state and local income and franchise tax purposes.

                                       Prior to the issuance of each Series of
                                        Securities, the Company will file a
                                        current report on Form 8-K containing an opinion of tax counsel (and a related consent) which covers the tax attributes of such Series.

ERISA CONSIDERATIONS.................Subject to the considerations discussed under "ERISA CONSIDERATIONS" herein and
                                        in the related Prospectus Supplement,
                                        the Notes may be eligible for purchase
                                        by employee benefit plans. The related
                                        Prospectus Supplement will provide
                                        further information with respect to the
                                        eligibility of a Class of Certificates
                                        for purchase by employee benefit plans.

                                     A fiduciary of any employee benefit plan
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or the Code should carefully
                                        review with its own legal advisors
                                        whether the purchase or holding of
                                        Securities could give rise to a
                                        transaction prohibited or otherwise
                                        impermissible under ERISA or the Code.
                                        See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT.......................Unless otherwise specified in the related
                                        Prospectus Supplement, Securities of
                                        each Series offered by this Prospectus
                                        and the related Prospectus Supplement
                                        will not constitute "mortgage related
                                        securities" under the Secondary Mortgage
                                        Market Enhancement Act of 1984
                                        ("SMMEA"). Investors whose investment
                                        authority is subject to legal
                                        restrictions (such as, but not limited
                                        to, depository institutions, insurance
                                        companies and pension plans) should
                                        consult their own legal advisors to
                                        determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

RATINGS...............................It will be a requirement for issuance of any Series that the Securities offered
                                        by this Prospectus and the related
                                        Prospectus Supplement be rated by at
                                        least one Rating Agency in one of its
                                        four highest applicable rating
                                        categories. The rating or ratings
                                        applicable to Securities of each Series
                                        offered hereby and by the related
                                        Prospectus Supplement will be as set
                                        forth in the related Prospectus
                                        Supplement. A securities rating should
                                        be evaluated independently of similar
                                        ratings on different types of
                                        securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans for a Series may have on the yield to investors in the Securities of such Series.

                                      There is no assurance that the rating
                                        initially assigned to such Securities
                                        will not be subsequently lowered or
                                        withdrawn by the Rating Agency. In the
                                        event the rating initially assigned to
                                        any Securities is subsequently lowered
                                        for any reason, no person or entity will be obligated to provide any credit enhancement in addition to the Enhancement, if any, specified in the related Prospectus Supplement. See "RISK FACTORS--Ratings Are Not
                                        Recommendations."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY AND FLUCTUATION IN VALUE FROM MARKET CONDITIONS

         Lack of Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. No application will be made to list the Securities on any securities exchange.

         Book Entry Registration. To the extent specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of any Series or Class will hold their Securities through DTC, in the United States, or Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Securities are book-entry Securities, such Securities will be evidenced by one or more certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of the DTC. No Securityholder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. See "DESCRIPTION OF THE SECURITIES-- Book-Entry Registration". Unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee as "Certificateholders," "Noteholders" or Securityholders," as the case may be (as such terms are used herein or in the related Agreement). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United States) and its participating organization, or Cedel and Euroclear (in Europe) and their respective participating organizations. See "DESCRIPTION OF THE SECURITIES--Book Entry Registration."

         Since transactions in the Securities can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities.

         Limited Nature of Ongoing Information. The primary source of ongoing information regarding Offered Securities of any Series, including information regarding the status of the related Loan Assets and any Enhancement for such Offered Securities, will be the periodic reports to Securityholders to be delivered pursuant to the related Agreement as described herein under the heading "THE AGREEMENTS--Reports to Holders." There can be no assurance that any additional ongoing information regarding the Offered Securities of any Series will be available through any other source. The limited nature of such information in respect of a Series of Offered Securities may adversely affect the liquidity thereof, even if a secondary market for such Offered Securities does develop.

         Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any Series of Offered Securities or Class thereof, the market value of such Offered Securities will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Loan Assets) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Securities (in particular, a Class with a relatively long average life, or a Class of Interest Only Securities or Principal Only Securities) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Security in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Security in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Securities by a Holder in any secondary market that may develop may be at a discount from the price paid by such Holder. The Depositor is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis.

         Delisting. The Depositor intends to cause each Issuer to suspend filing reports with the Commission if and when such reports are no longer required under the Exchange Act. See "AVAILABLE INFORMATION."

ISSUER ASSETS ARE ONLY SOURCE OF REPAYMENT

         The Securities of a Series will be payable solely from the related assets of the Issuer for such Securities. See "THE AGREEMENTS--Assignment of Loan Assets." Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Issuer Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Issuer Assets and the other related assets available to support a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         Holders of a Series of Notes will be required under the Indenture to proceed only against the Issuer Assets securing such Series of Notes in the case of a default with respect to such Notes. There is no assurance that the market value of the Issuer Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the related assets of the related Issuer or upon a sale of the assets of a Trust for a Series of Certificates, the Trustee, the Servicer, the Enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series. See "DESCRIPTION OF THE ISSUER ASSETS."

UNDERWRITING STANDARDS MAY AFFECT PERFORMANCE

         The Seller was incorporated as a California corporation in January, 1992 and has been originating subordinate lien mortgage loans since August 1994. Accordingly, the Seller currently has insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of loans similar to the Loans being sold to the related Issuer. At such time as the Seller has sufficient historical delinquency, bankruptcy, foreclosure and default experience, the related Prospectus Supplement for a Series will set forth such information.

         The Seller's underwriting standards generally are less stringent than those of FNMA or FHLMC and other traditional mortgage lenders with respect to a borrower's capacity, collateral and in certain other respects. As a result of this approach to underwriting, the Loans supporting the related Series may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a more traditional manner.

         The Seller considers the underwriting policy under which the Loans are underwritten to be analogous to credit lending, rather than equity lending, since its underwriting decisions are based primarily on the borrower's ability and willingness to repay and only secondarily on the potential value of the collateral upon foreclosure. Loan decisions are based primarily on an analysis of the prospective borrower's documented cash flow and credit history and supplemented by a collateral evaluation (with respect to Loans). This collateral evaluation generally takes the form of (i) a Uniform Residential Appraisal Report in compliance with FNMA or FHLMC guidelines, (ii) a Second Mortgage Property Value Analysis Report, typically referred to as a "drive-by" appraisal, which consists exclusively of an exterior inspection of the property without examination of the interior or (iii) a "desk-top" appraisal, which generally consists of an analysis of historical comparable sale information on similar type properties through the use of public record information or on-line real estate sale information services and does not consist of an exterior or interior inspection of the property. There can be no assurance that the values determined by appraisers at the time of loan origination will be achieved in the event of foreclosure sale or that a different appraiser (or an appraisal which included an interior review) would have arrived at the same opinion of value.

         The Seller's underwriting standards allow loans to be approved with Combined Loan-to-Value Ratios of up to approximately 125%. Because the original Combined Loan-to-Value Ratios of the Loans may be high relative to that of other similar subordinate lien mortgage loans, recoveries on defaulted Loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans. To the extent that the Loan-to-Value Ratio of any defaulted Loan is greater than 100% at the time of default, the related Issuer will be in the same position as other unsecured creditors. See "DESCRIPTION OF THE ISSUER ASSETS--The Loans."

         Generally, the majority of the Loans are subordinate liens. The rights of the related Issuer (and therefore Securityholders), as mortgagee under a subordinate mortgage, are subordinate to those of the mortgagee under the senior mortgage. See "CERTAIN LEGAL ASPECTS OF THE LOANS." Accordingly, there can be no assurance that amounts recovered through foreclosure proceedings will be sufficient to repay the Loans.

LIMITATIONS OF CREDIT ENHANCEMENT

         Limitations Regarding Types of Losses Covered. The related Prospectus Supplement for a Series of Securities will describe any Enhancement provided with respect thereto. Use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or delays; for example, Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses or delays not covered by Enhancement may, at least in part, be allocated to, or affect distributions to, one or more Classes of Offered Securities.

         Disproportionate Benefits to Certain Classes and Series. A Series of Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities), if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any related Enhancement may be exhausted before the principal of the later paid Classes of Offered Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Loan Assets may fall primarily upon those Classes of Offered Securities having a later right of payments. Moreover, if a form of Enhancement covers the Offered Securities of more than one Series and losses on the related Loan Assets exceed the amount of such Enhancement, it is possible that the Holders of Offered Securities of one (or more) such Series will be disproportionately benefited by such Enhancement to the detriment of the holders of Offered Securities of one (or more) other such Series.

         Limitations Regarding the Amount of Credit Enhancement. The amount of any applicable Enhancement supporting one or more Classes of Offered Securities, including the subordination of one or more other Classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities based on an assumed level of defaults, delinquencies and losses on the Loan Assets and certain other factors. There can be no assurance that the default, delinquency and loss experience on such Loan Assets will not exceed such assumed levels. See "ENHANCEMENT." If the defaults, delinquencies and losses on such Loan Assets do not exceed such assumed levels, the holders of one or more Classes of Offered Securities will be required to bear such additional defaults, delinquencies and losses. Regardless of the form of Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.

NEGATIVE EFFECT OF PREPAYMENTS ON AVERAGE LIFE

         As a result of prepayments on Loan Assets, the amount and timing of payments or distributions of principal and/or interest on the Offered Securities of the related Series may be highly unpredictable. Prepayments on the Loan Assets in any Trust will result in a faster rate of principal payments on one or more Classes of the related Series of Securities than if payments on such Loan Assets wee made as scheduled. Thus, the prepayment experience on the Loan Assets supporting a Series may affect the average life of one or more Classes of Securities of the related Series, including a Class of Offered Securities. The rate of principal payments on pools of loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the Loan Assets supporting a Series, then, subject to the particular terms of the Loan Assets (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Loan Assets are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Loan Assets. Conversely, if prevailing interest rates rise significantly above the interest rates borne by the Loan Assets supporting a Series, then principal prepayments on such Loan Assets are likely to be lower than if prevailing interest rates remain at or below the interest rates borne by those Loan Assets. In addition to fluctuations in prevailing interest rates, the rate of prepayments on the Loan Assets may be influenced by changes and developments in the types and structures of loan products being offered to consumers within the mortgage banking and consumer finance industry and by technological developments and innovations to the loan underwriting and origination process.

         Accordingly, there can be no assurance as to the actual rate of prepayment on the Loan Assets supporting a Series or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Loan Assets supporting a Series, the retirement of any Class of Securities of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         In comparison to first lien single family mortgage loans, the Seller is not aware of any reliable publicly available statistical information regarding the rates of prepayment of loans such as the Loan Assets that is based upon the historical loan performance of this segment of the mortgage banking and consumer finance industry. In fact, this segment of the mortgage banking and consumer finance industry has undergone significant growth and expansion, including an increase in new loan originations, as a result of certain social and economic factors, including recent tax law changes that limit the deductibility of consumer interest to indebtedness secured by an individual's principal residence and changes and developments in the types and structures of loan products being offered to consumers. Therefore, no assurance can be given as to the level of prepayments that the Loan Assets will experience. In fact, a number of factors suggest that the prepayment experience of the Loan Assets may be significantly different from that of any first lien mortgage loans with equivalent interest rates and maturities.

         Addition prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

         The extent to which prepayments on the Loan Assets supporting a Series ultimately affect the average life of any Class of Securities of the related Series will depend on the terms and provisions of such Securities. A Class of Securities, including a Class of Offered Securities, may provide that on any Distribution Date the holders of such Securities are entitled to a pro rata share of the prepayments on the Loan Assets supporting a Series that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Securities that entitles the holders thereof to a disproportionately large share of the prepayments on the Loan Assets supporting a Series increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Securities that entitles the holders thereof to a disproportionately small share of the prepayments on the Loan Assets supporting a Series increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. To the extent described in the related Prospectus Supplement, the respective entitlement of the various Classes of Securityholders of such Series to receive payments (and, in particular, prepayments) of principal of the Loan Assets supporting a Series may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Securities of such Series) or whether certain contingencies do or do not occur (e.g. prepayment and default rates with respect to such Loan Assets).

         A Series of Securities may include one or more Classes of scheduled amortization Securities (each, a "Scheduled Amortization Security"), which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely from any Class of Securities, a Class of Scheduled Amortization Securities will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Loan Assets supporting a Series remains relatively constant at the rate, or within the range of rates, of prepayment used to establish a specific principal payment schedule for such Securities. Prepayment risk with respect to a given pool of Loan Assets does not disappear, however, and the stability afforded to Scheduled Amortization Securities comes at the expense of one or more companion Classes of the same Series (each, a "Companion Class"), any of which Companion Classes may also be a Class of Offered Securities. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Loan Assets supporting a Series when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Loan Assets supporting a Series when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Scheduled Amortization Securities if all payments of principal of the Loan Assets supporting a Series were allocated on a pro rata basis.

RISKS OF NON-PRIME LENDING INDUSTRY

         The non-prime lending industry is a relatively new, rapidly expanding and highly competitive industry. The ability to securitize loans comparable to the Loans has made financing available to non- prime lenders at attractive rates and has helped to reduce barriers to entry in the field. There is competitive pressure in the industry to originate and securitize additional product so as to increase gains on sale and earnings. Such competition puts pressure on the interest rates and the credit quality of such loans and increases the costs of acquiring this product. See "--Underwriting Standards May Affect Performance." The growth of the non-prime industry has increased the awareness of credit-impaired borrowers of the availability of financing from alternative sources, which may have the effect of increasing refinancing activity in better economic times. However, in difficult economic times the performance of this product may be more adversely affected than conventional prime loans. In such circumstances borrowers of non- prime loans, who have borrowed against all the equity in their homes, are not likely to have any additional resources against which they can borrow, and are more likely to default on their obligations. The non- prime lending industry is subject to greater regulatory and legal scrutiny. See "Certain Legal Aspects of Loans."

         The increased competition in the non-prime lending industry may increase the costs to the Seller to originate Loans. In the event that a transaction includes a Pre-Funding Account, to the extent the Seller is unable to originate sufficient Loans satisfying the eligibility criteria for such Series prior to the end of the Funding Period, the related Securityholders may receive a prepayment of principal. In addition, the increased ability of credit-impaired borrowers to refinance their Loans may effect the yield on the Securities. Finally, a higher default rate in tougher economic times may also affect the yield on the Securities. See "Yield and Prepayment Considerations."

YIELD MAY VARY

         The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans, due to material breaches of the Seller's or the Depositor's warranties.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

CERTAIN FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES
ON LOAN ASSETS

         General. The payment performance of the Offered Securities of any Series will be directly related to the payment performance of the Loan Assets supporting a Series. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Loan Assets supporting a Series.

         Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of Loan Assets in such a region may present risk considerations in addition to those generally present for similar mortgage- backed or asset-backed securities without such concentration.

         Decline in Value of a Loan Asset. An investment in Securities secured by or evidencing an interest in a pool of Loans may be adversely affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans in a particular pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults and losses could be higher than those now generally experienced with respect to similar types of loans within the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Enhancement as described in the related Prospectus Supplement, holders of Securities secured by or evidencing interests in such Loans will bear all risk of loss resulting from defaults by borrowers and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Loans. See "DESCRIPTION OF THE ISSUER ASSETS--LOANS."

         An investment in Securities secured by or evidencing interests in Loans may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Loans. To the extent that losses on Loans are not covered by applicable insurance policies, if any, or by any Enhancement, holders of the Securities secured by or evidencing interests in such Loans will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the underlying asset, if any, for recovery of the outstanding principal and unpaid interest of the defaulted Loans. See "DESCRIPTION OF THE ISSUER ASSETS."

         Limitations on Realizations of Junior Liens. The primary risk with respect to defaulted Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the related senior lien(s) and the Loan and that other insurance providing for reimbursement for losses from such default is not available. The claims of the related senior lienholder(s) will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the related Issuer, as the junior lienholder, receives any payments in respect of the defaulted Loan. If the Servicer or a subservicer, if any, were to foreclose on any junior lien Loan, if would do so subject to any related senior lien(s). In order for a junior lien Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Loan would have to both bid an amount sufficient to pay off all sums due under the Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgage Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the junior lien Loan in the aggregate, the Issuer, as the junior lienholder, will bear (i) the risk of delay in distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the Securityholders of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Enhancement provided for the related Securities, as specified in the related Prospectus Supplement. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

PRE-FUNDING AND SUBSEQUENT LOANS MAY ADVERSELY AFFECT INVESTMENT

         If the assets of an Issuer includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Issuer during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each subsequent Loan Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such subsequent Loan Assets were included as part of the initial Loan Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. The Seller will certify to the Trustee that all conditions precedent to the transfer of the subsequent Loan Assets, including the satisfaction of the eligibility criteria to the Issuer, have been satisfied. It is a condition to the transfer of any subsequent Loan Assets to the Issuer that each Rating Agency, after receiving prior notice of the proposed transfer of the subsequent Loan Assets to the Issuer, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such subsequent Loan Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of subsequent Loan Assets to the Issuer, the aggregate characteristics of the Loan Assets then held by the Issuer may vary from those of the initial Loan Assets of such Issuer. As a result, the subsequent Loan Assets may adversely affect the performance of the related Securities. See "DESCRIPTION OF THE ISSUER ASSETS--Pre-Funding and Capitalized Interest Accounts."

         The ability of an Issuer to invest in subsequent Loans during the related Pre-Funding Period will be dependent on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Issuer specified in the related Prospectus Supplement. The ability of the Seller to originate or acquire such Loans will be affected by its own limited operating history and competition in the industry as well as a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

CONSUMER PROTECTION LAWS MAY AFFECT LOANS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. See "Certain Legal Aspects of the Loans." Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

         The Loans are also subject to Federal laws, including:

              (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

              (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

              (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

              (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Issuer to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Issuer owns Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

INSOLVENCY OF DEPOSITOR MAY CAUSE LOSSES

         The Depositor intends that any transfer of the Loan Assets to a Trust will constitute a sale, and the Depositor and the Trust will agree to treat each such transfer as a sale. In the event of the insolvency of the Depositor, the trustee in bankruptcy or the Depositor, as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the Trust to the Depositor secured by the pledge of the related Loan Assets. If such an attempt were to be successful, Holders of Securities could receive a prepayment of all or part of their Securities. Any such prepayment would adversely affect the yield on such Securities and could result in a loss. Even if such an attempt were to be unsuccessful, Holders of Securities could experience delays in distributions which would adversely affect the yield on the related Series of Securities.

RISKS RELATING TO INDEXED SECURITIES

         An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable on the related Final Scheduled Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Loan Assets, structure of the cash flows and the value of the applicable currency, commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or Class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

RATINGS ARE NOT RECOMMENDATIONS

         Any rating assigned by a Rating Agency to a Class of Offered Securities will reflect only its assessment of the likelihood that holders of such Offered Securities will receive payments or distributions to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loan Assets supporting a Series will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional redemption or termination of the Securities. Furthermore, such rating will not address the possibility that prepayment of the Loan Assets at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Securities.

         The amount, type and nature of Enhancement, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating a Class of Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the date derived from a large pool of similar types of loans will accurately predict the delinquency, default or loss experience of any particular pool of Loan Assets. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties or other properties, if any, that provide security for the Loan Assets. However, no assurance can be given that those values will not decline in the future. As a result, the Enhancement required in respect of the Offered Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Loan Assets. See "--Limitations of Credit Enhancement" and "ENHANCEMENT."

                                   THE SELLER

GENERAL

         Preferred Credit Corporation (the "Seller") is a California corporation with its principal offices located in Irvine, California. The Seller has 5 offices located in California along with offices located in Aurora, Colorado, Phoenix, Arizona, Lake Oswego, Oregon, Boca Raton, Florida and employs in excess of 200 people. Founded in 1989 as a sole proprietorship mortgage broker, it was subsequently incorporated in January 1992 and began originating subordinate mortgage loans in 1994. The Seller originates both first and subordinate lien mortgage loans secured by one- to four-family residences. The Seller is approved as a non-supervised lender by the U.S. Department of Housing and Urban Development ("HUD"). Additionally, the Seller is licensed by the State of California as a residential mortgage lender and is licensed or otherwise permitted to lend in excess of 40 other states. As of December 31, 1996, the Seller had over $126 million in assets.

UNDERWRITING STANDARDS

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The application is subject to a direct credit investigation by the Seller or the Seller's approved correspondent prior to the extension of credit. The Seller's underwriting investigation generally includes (i) verification of employment, which normally includes, for salaried borrowers, two of the most recent consecutive pay stubs showing year-to-date earnings and the previous year's W-2 form and for self-employed borrowers, a minimum of two years of tax returns or other written or telephone verification with employers, (ii) verifying ownership of the property and any senior mortgage balance, (iii) verifying payment history of the senior lien, which may be obtained from credit bureau information or in writing or by telephone from the holder of any senior lien, and (iv) obtaining and reviewing an independent credit bureau report from one of three national credit repositories, TRW, TransUnion and Equifax. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         In evaluating the credit quality of borrowers, the Seller utilizes credit bureau risk scores (the "Credit Bureau Risk Score"), a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories--Equifax, TransUnion and TRW. The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 400s to the 800s. Such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. Such Credit Bureau Risk Scores are based solely on the information at the particular credit repository. The Credit Bureau Risk Score is obtained from one of the three national credit repositories stated above and is used by the Seller to provide a means of analysis to assist in underwriting to estimate the probability that the proposed mortgage loan will be paid in accordance with its terms, however, the final decision whether to approve a mortgage loan rests with the Seller.

         The Maximum Loan Amount ("MLA") a borrower can obtain is generally determined by a combination of considerations, including the Credit Bureau Risk Score of the primary wage earner and the combined debt-to-income ratio (the "DTI") of joint borrowers. Provided a mortgage loan generally meets the Seller's other underwriting guidelines, borrowers with applicable Credit Bureau Risk Scores and DTIs may generally be granted Maximum Loan Amounts of up to $65,000 and a DTI of up to 50%. Exceptions to these guidelines, including exceptions for Maximum Loan Amounts greater than $65,000, Credit Bureau Risk Scores below 620 and DTI's above 50%, may be approved at the Seller's discretion.

         The Seller generally requires one of the following to be obtained for each mortgage loan: (i) a Uniform Residential Appraisal Report in compliance with FNMA or FHLMC guidelines, (ii) a Second Mortgage Property Value Analysis Report, typically referred to as a "Drive-By Appraisal Report" which consists exclusively of an exterior inspection of the property without examination of interior, or (iii) a comparable sale analysis report referred to as a "Desk-Top Appraisal Report" which generally consists of an analysis of historical comparable sale information on similar type properties through the use of public record information or other on-line real estate sale information services and does not consist of an exterior or interior inspection of the property. All appraisals are analyzed on an "as is" valuation. Substantially all of the appraisals on the mortgage loans are drive-by appraisals and such appraisals are only considered to a limited extent by the Seller in its mortgage loan underwriting decisions.

ORIGINATION PROCESS

         The Seller originates its mortgage loans through retail, wholesale and correspondent channels. Retail loans are generated through the Seller's own retail divisions using advertising, direct mail and telemarketing. Wholesale loans (funded by the Seller) and correspondent loans (funded by unaffiliated third parties) are generated through approved mortgage originators including mortgage brokers, credit unions, banks and other approved financial institutions.

         As of April 10, 1997, the Seller operated nine retail offices in five states. As of April 10, 1997 approximately 65% of the Seller's mortgage loans are funded by it directly; the remainder are purchased from correspondent originators ("Correspondents").

         As of April 10, 1997, the Seller works with 118 Correspondents located in 23 states. Approximately half of such Correspondents are located in the State of California. While the Seller has entered into an Agreement for Purchase and Sale of Loans (a "Correspondent Agreement") with each Correspondent, which Correspondent Agreement sets forth the terms covering any purchase of mortgage loans by the Seller from such Correspondent, no Correspondent has any obligation to sell to the Seller mortgage loans thereunder. The Correspondent Agreement contains representations and warranties covering each mortgage loan sold to the Seller, including a representation that such mortgage loans have been underwritten in accordance with the Seller's standards; however the Seller reunderwrites each mortgage loan before acquiring it, whether in an individual or a bulk transaction.

         In order to qualify as a Correspondent, unaffiliated third parties are required to (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to the Seller for consistency with the Seller's underwriting guidelines and (v) utilize the services of qualified appraisers. The Seller and the Correspondents use a standard HUD loan application form when gathering information from potential borrowers.


                                  THE SERVICER

         Advanta Mortgage Corp. USA ("Advanta") or such other servicer specified in the related Prospectus Supplement (the "Servicer") will act as servicer for the Loans pursuant to the related Agreement. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company based in Horsham, Pennsylvania with assets as of December 31, 1996 of approximately $5.6 billion. Advanta Parent, through its subsidiaries (including the Servicer) managed assets (including mortgage loans) in excess of $19.2 billion as of December 31, 1996.

         As of December 31, 1996, the Servicer and its subsidiaries were servicing approximately 43,300 Loans in the "Owned and Managed Servicing Portfolio" representing an aggregate outstanding principal balance of approximately $2.6 billion, and approximately 62,800 mortgage loans in the "Third-Party Servicing Portfolio" representing an aggregate outstanding principal balance of approximately $3.7 billion.

         On March 17, 1997, Advanta Parent issued a press release (the "Press Release"), announcing that it expects to report 1997 results well below previous expectations. The Press Release stated that for the first quarter of 1997, Advanta Parent currently expects to report a loss in the area of $20 million compared to earnings of $41 million in the first quarter of 1996. The losses are attributed to increases in consumer bankruptcies and chargeoffs and lower receivables balances than originally anticipated in its credit card business. Advanta Parent has retained BT Wolfensohn, a division of the Bankers Trust New York Corporation, to explore all strategic alternatives that build upon the historic strength and success of the company as a whole and of its business units, including the Servicer, with the aim of maximizing the company's value for its shareholders and other constituents.

         Advanta's "Owned and Managed Servicing Portfolio" consists of Advanta's servicing portfolio of fixed and variable rate mortgage loans excluding certain loans serviced by Advanta that were not originated or purchased and reunderwritten by Advanta of any affiliate thereof. Advanta's "Third-Party Servicing Portfolio" consists of mortgage loans being serviced for third parties on a contract servicing basis. Historical loss and delinquency data of the Servicer's "Owned and Managed Servicing Portfolio" have not been included herein because loans similar to the mortgage loans originated by the Seller do not represent a significant portion of such portfolio. Historical loss and delinquency data of the Servicer's "Third-Party Servicing Portfolio" have not been included herein because such information is not available.

         In addition to the rights of the Trustee with respect to the Servicer, an Enhancer may have certain rights, as described in the related Agreement, with respect to the removal or resignation of the Servicer, the ability of the Servicer to assign any of its obligations under the related Agreement and the appointment of a successor Servicer.

         The Securities of any Series will not represent an interest in or obligation of, nor are the Loans guaranteed by the Servicer or Advanta Parent, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.


                                  THE DEPOSITOR

         The Depositor was incorporated in the state of Delaware on March 3, 1997, and is a wholly-owned subsidiary of Preferred Credit Corporation. The Depositor's principal executive offices are located at 3347 Michelson Drive, Suite 400, Irvine, California 92612. Its telephone number is (714) 474-0700.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

         The Depositor may act as Issuer of Notes of a Series or may sell or assign its beneficial ownership interest in consumer loan related assets, in whole or in part, to another entity which may be a partnership, corporation or limited liability company formed by the Depositor solely for the purpose of issuing the Notes of the related Series, formed by the Depositor solely for the purpose of acting as the Issuer for a Series of Notes at or prior to the time of the issuance of such Notes. The organizational documents for such other entity will be filed with the Commission on a Form 8-K.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to either a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee or a Trust Agreement (each a "Trust Agreement") among the Depositor and the Trustee. A form of Pooling and Servicing Agreement and a form of Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Unless otherwise specified in the related Prospectus Supplement, each Class of Securities of a Series will be available for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof.

         The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities or Interest Only Securities (each of which is generally described in the "GLOSSARY OF TERMS"). A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series (which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Loan Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account or the Certificate Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See "THE ISSUER-- Collection and Distribution Accounts."

BOOK-ENTRY SECURITIES

         If specified in the related Prospectus Supplement, one or more Classes of Securities may be issued in book-entry form) (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL Bank societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class or Classes of Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for CEDEL and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "Euroclear Depositaries"). Except as described below, no person acquiring a Book-Entry Security will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Certificateholder" or Noteholder, as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

         Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Certificate Owners have accounts with respect to Securities are similarly required to make book- entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interest.

         Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Owners that it represents.

         Under a book-entry format, Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable Issuer will be provided to Cede, as nominee of DTC, and may be made available by Cede to Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Definitive Securities will be issued to Owners, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Owners owning a majority in principal amount of the applicable Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all applicable Owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Certificateholders or Noteholders, as applicable, under the Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Seller, the Servicer, the Depositor nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS OF INTEREST

         The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans owned by the related Issuer and/or as prepayments occur with respect to such Loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

         On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement. The Holders of one or more Classes of Securities may have the right to request that principal distributions allocable to such Holder's Class of Securities be distributed to such Holder. If the requests of Holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the Trustee will select random lots of $1,000 each to receive such principal distribution. Thus, some Holders of the applicable Class of Securities may receive no principal distributions or a disproportionate amount of such principal distributions. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Loan Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Loan Assets supporting the related Series, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Securities" below.

 SPECIAL REDEMPTION

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The related Issuer, the Holders of the Residual Interest, the Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the related Issuer, the Holders of the Residual Interest, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, repurchase all of the Issuer Assets remaining relating to such Series on or after any date on which the aggregate principal balances of the Loans relating to such Securities is less than 10% (if the Holders of the Residual Certificates are exercising their option) or is less than 5% (if the Servicer (or such other entity, if any, specified in the related Prospectus Supplement, if the Servicer fails to exercise its option) is exercising its option) of the aggregate Principal Balances of the Loans as of the related Cut-Off Date (the "Maximum Collateral Amount"), by purchasing from the related Trust, on the next succeeding Distribution Date, all of the property of such Trust at a price equal to the sum of (a) the greater of (i) 100% of the Principal Balance of each outstanding Loan and each REO Property and (ii) the fair market value (disregarding accrued interest) of the Loans and such REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally-recognized dealers reasonably acceptable to the Trustee or such other party as may be identified in the related Prospectus Supplement and based on a valuation process which would be used to value comparable mortgage loans and REO properties, plus (b) the greater of (x) the aggregate amount of accrued and unpaid interest on the Loans through the related Collection Period and (y) 30 days' accrued interest thereon computed at a rate equal to the related Loan Rate, and (c) in the event the Holders of the Residual Certificates or such other party as may be identified in the related Prospectus Supplement exercise such option, plus any unpaid and accrued Servicing Fee or, in the event the Servicer exercises such option, net of the Servicing Fee. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. In such event, the Securities or the related Series will experience a prepayment redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Loan Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans of the related Issuer for a Series is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans of the related Issuer are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans of the related Issuer will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans either from time to time or over the lives of such Loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans. If any Loans for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                        DESCRIPTION OF THE ISSUER ASSETS

GENERAL

         The Issuer Assets for a related Series may be composed of (i) the Loan Assets, (ii) all monies due under the Loan Assets net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Servicer, (b) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts available to acquire additional Loan Assets during the period specified in the related Prospectus Supplement and/or capitalized interest accounts available to fund interest shortfalls arising from the use of pre-funding accounts and (iii) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Issuer. The assets of the Issuer specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the related Issuer not pledged to secure such Notes.

         The Loan Assets for a Series will be sold directly or indirectly by the Seller to the Issuer or purchased directly or indirectly by the Issuer in the open market or inly negotiated transactions, which may include transactions with affiliates. Loans relating to a Series will be serviced by the Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting solely of Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Seller, the Issuer and the Servicer, with respect to a Series that consists of Notes and Certificates.

         As used herein, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund (each, a "Trustee") specified in the related Prospectus Supplement.

         With respect to each Trust, prior to the initial offering of the related Series of Securities, the Trust will have no assets or liabilities. No Trust is expected to engage in any activities other than acquiring, managing and holding the related Loan Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust is expected to have any source of capital other than its assets and any related Enhancement. With respect to a Series of Notes issued by the Depositor, as Issuer, the Notes will be secured by a pool of assets pledged to the Indenture Trustee of such Series. The Depositor's activities are limited as specified in its Certificate of Incorporation. See "The Depositor."

         An Agreement may provide that additional Loans may be acquired by the Issuer if such Loans were originated or acquired by the Seller in the ordinary course of its business, the inclusion of such Loans will maintain or increase the level of overcollateralization and the inclusion of such Loans will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series. In addition, an Agreement may provide that Loans may be removed from an Issuer from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and such removal will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series. See "--Pre-Funding and Capitalized Interest Accounts."

THE LOANS

         The Loan Assets for a Series will include consumer loan related assets (the "Loan Assets") purchased directly or indirectly from Preferred Credit Corporation (the "Seller"), and will be comprised of one or more pools of fixed or adjustable rate closed-end no or low equity mortgage loans (the "Loans"), secured by mortgages or deeds of trust, which are generally subordinate liens on residential one- to four- family properties (the "Mortgaged Properties"), including townhouses, individual units in condominium and planned unit developments. Each Loan is evidenced by a mortgage note (each, a "Mortgage Note"). The related proceeds of the Loans are generally used to finance (i) debt consolidation, (ii) property improvements, (iii) the acquisition of personal property such as home appliances or furnishings, (iv) the purchase or refinancing of residential one- to four-family properties, and (v) a combination of debt consolidation, property improvements and other consumer purposes.

         Since the Mortgage Loans are generally subordinate liens which are subordinate to the rights of the mortgagee under the senior mortgage or mortgages encumbering the related Mortgaged Property ("Senior Liens"), the proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such subordinate mortgage only to the extent that the claims of the mortgagees under such Senior Liens have been satisfied in full, including any related foreclosure costs. In addition, a subordinate mortgagee may not foreclose on the Mortgaged Property securing a subordinate mortgage unless it forecloses subject to the Senior Liens, in which case it must either pay the entire amount due on the Senior Liens to the mortgagees thereof at or prior to the foreclosure sale or undertake the obligation to make payments on the Senior Liens in the event the mortgagor is in default thereunder. The Issuer will not have any source of funds to satisfy the Senior Liens or make payments due to the mortgagees thereof.

         Each of the Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of The Loans." The monthly payments for each Loan are due on the dates of the month specified in the related Mortgage Note (each a "Due Date"). Each Loan requires the related Mortgagor to make current principal and interest payments during the life of the Loan. Based on information supplied by the mortgagors in connection with their loan applications at origination, the Mortgaged Properties will be owner occupied primary residences.

         Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Loans will not exceed 240 months. Under certain circumstances, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of the related senior mortgage loans. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The related Prospectus Supplement for each Series will set forth with respect to the Loans as of a date specified in such Prospectus Supplement, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the assets supporting such Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of credit bureau risk scores of the Loans and the weighted average credit bureau risk score; (f) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable, computed in the manner described in the related Prospectus Supplement; (g) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (h) any enhancement relating to the Loans; (i) the geographic distribution of the Loans; (j) the use and type of each Mortgaged Property; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement, and the information which otherwise would have been set forth in the Prospectus Supplement will be set forth in a Current Report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

         A separate Collection Account or Certificate Account will be established by the applicable Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Loan Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection, Certificate and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. See "--Eligible Investments" below.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If specified in the related Prospectus Supplement, the assets of the selected Issuer will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Loan Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). Pending the purchase of such additional Loan Assets, funds deposited in the Pre-Funding Account will be invested in Eligible Investments. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. Any such prepayment will shorten the weighted average life of such Notes and/or Certificates, and may adversely affect the related Securityholder's yield to maturity on such Securities. In addition, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest any such prepayment at yields equaling or exceeding the yield on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each additional Loan Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Loan Assets were included as part of the initial Loan Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The eligibility criteria will apply to the pool of Loan Assets, including the subsequent Loan Assets, and will include a minimum weighted average interest rate, and may require the opposed of Enhancement for such Series a maximum weighted average remaining term to maturity and may require the approval of any Enhancer for such Series. Depending on the composition of the original Loan Assets and the type of Enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Loan Assets, including the satisfaction of the eligibility criteria to the Issuer, have been satisfied. It is a condition to the transfer of any additional Loan Assets to the Issuer that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Loan Assets to the Issuer shall not have advised the Seller, the Depositor or the Trustee or any Enhancer that the conveyance of such additional Loan Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Loan Assets to the Issuer, the aggregate characteristics of the Loan Assets then owned by the Issuer may vary from those of the initial Loan Assets of such Issuer. As a result, the additional Loan Assets may adversely affect the performance of the related Securities.


         Following the end of each Pre-Funding Period, a Current Report on Form 8-K containing a description of the Loan Assets acquired by the related Trust as of their respective Cut-off Date or Subsequent Cutt-off Date will be filed with the Commission.


         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Loan Assets of the Issuer. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Depositor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

         If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a Series and ending in the date set forth on the related Prospectus Supplement (each, a "Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Until the applicable Revolving Period ends, all collections of principal otherwise allocated to such classes of Notes or Certificates may be (i) utilized by the Issuer during the Revolving Period to acquire additional Loans which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement. The purpose of a Revolving Period for any Series of Securities is to extend the maturity of such Securities to a date which would not otherwise be possible if the Issuer Assets of the related Trust was a fixed pool.

         An "Amortization Period" is the period during which principal collections which were not available for distribution during the Revolving Period (as they were applied to one or more of the uses specified in the preceding paragraph) become available for distribution to Holders of a Series. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period. Any Amortization Period which begins earlier than anticipated with respect to a class of Securities upon the occurrence of such circumstances as will be described in the related Prospectus Supplement (any such occurrence, an "Early Amortization Event") will result in an acceleration of principal payments on such class, which will cause such class to have a shorter weighted average life than had such Early Amortization Event not occurred. Such an acceleration of principal payments may adversely affect the yield to maturity of the related Securities.

         Each Series which has a Revolving Period may also issue to the Depositor a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by such Issuer. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Issuer Assets fluctuates and the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

ELIGIBLE INVESTMENTS

         Each Agreement generally will define Eligible Investments to include the following:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category;

                  (iii) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their highest short-term rating categories;

                  (v) short-term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest rating category of long-term unsecured debt; and

                  (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, Inc.;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

         To the extent any such investment would require registration of the Issuer as an investment company, such investment will not constitute an Eligible Investment.

                                   ENHANCEMENT

         The amounts and types of credit enhancement ("Enhancement") arrangements and the provider thereof (the "Enhancer"), if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

         If and to the extent provided in the related Prospectus Supplement, Enhancement may include one or more of the following or any combination thereof:

         Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of such policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable Class or Classes of Securities;

         Overcollateralization which will equal the excess of the aggregate principal balance of the Loan Assets over the aggregate principal balance of the Securities. Overcollateralization may take the form of the initial or subsequent deposit of Loan Assets to create such excess or may build over time from the application of certain excess cash amounts generated by the Loan Assets to accelerate the amortization of the applicable Class or Classes of Securities;

         Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Loan Assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

         Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the Loan Assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

         Insurance Policies which may insure a portion of the Loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

         Subordinate Securities which will be subordinated in the right to reserve distributions to one or more other Classes of Securities of the same Series, some or all of which may themselves be subordinated to other Classes or such Series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the Loan Assets may be allocated to one or more Classes of the Subordinate Securities prior to the allocation thereof to other Classes of Subordinate Certificates and/or the Senior Securities of the applicable Series; or

         Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the Loan Assets into fixed or floating rate payments, as applicable, on the Securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the Loan Assets and/or the Securities. Any such derivative product will constitute or will be structured so as to be an insurance policy or an exempt security.

         The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. The Enhancement for a Class of Securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.

                               SERVICING OF LOANS

GENERAL

         The Servicer will service the Loans comprising the Loan Assets supporting a Series pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to such Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Servicer will be obligated under the related Agreement to service and administer the Loans on behalf of the Issuer, solely in the best interests of and for the benefit of the Securityholders and the Enhancer, if any, in accordance with the terms of the related Agreement, and will have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable in accordance with the terms of the related Agreement.

         The Servicer may perform any of its obligations under the related Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the related Agreement as if the Servicer alone were servicing the Loans.

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will be obligated, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, to follow such collection procedures as it follows with respect to loans comparable to the Loans and which are required to generally conform to the servicing practices of prudent lending institutions which service loans of the same type as the Loans for their own account in the jurisdiction in which such Loans were originated ("Accepted Servicing Practices"). Pursuant to the related Agreement, the Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Loan. Nonetheless, the Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay. Consistent with the above, the Servicer will be permitted, in its discretion, to (i) waive any late payment charge, or other charge in connection with any Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule running for no more than 180 days after the Due Date of any installment due under the related Loan, for the liquidation of delinquent items.

         If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE
CERTIFICATE ACCOUNT

         Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account" or the "Certificate Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency and the Enhancer, if any, or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency and the Enhancer, if any.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the applicable Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account or the Certificate Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Loan Assets due on or before such Cut-off Date):

                  (i) All payments on account of principal, including prepayments, on such Loan Assets;

                  (ii) All payments on account of interest on such Loan Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Loan Assets;

                  (iii) All amounts received by the Servicer in connection with the liquidation of Loan Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Loan Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan Asset;

                  (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Loan Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

                  (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

                  (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

                  (vii) All repurchase prices of any such Loan
         Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make with drawals from the Collection Account for each Series for the following purposes:

                  (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

                  (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                   (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

                  (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                  (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

                  (vi) to pay to the applicable person with respect to each Loan Asset or REO Property acquired in respect thereof that has been repurchased or removed from the assets supporting a Series by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                  (vii) to make payments to the applicable Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                  (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement. Advances with respect to Compensating Interest in the cases of full prepayment of a Loan and with respect to Mortgage Property protection will be made by the Servicer only to the extent specified in the related Prospectus Supplement. "Compensating Interest" is an amount equal to the difference between
(x) 30 days' interest at the Loan Rate (net of the rate at which the Servicing Fee is calculated) on the Principal Balance of such Loan as of the first day of the related Collection Period and (y) to the extent not previously advanced, the interest paid by the borrower with respect to such Loan in connection with such prepayment. The Servicer will not be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Collection Period.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans.

         In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Mortgaged Property is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

         The standard hazard insurance policies covering Mortgaged Properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

         In an effort to collect upon delinquent Loans, the Servicer will attempt to contact the borrower to determine both ability and intent to pay. In accordance with the policies and procedures of the Servicer and in accordance with Accepted Servicing Practices and the REMIC Provisions, if applicable, appropriate action may be taken at the discretion of the Servicer, including but not limited to, extended payment arrangements, forbearances and referral for legal actions.

         The holder of the Subordinate Certificates may have the right to repurchase (up to 10% of the Maximum Collateral Amount) from the related Trust any Charged-Off Loan (or any Loan which will imminently become a Charged-Off
Loan) by depositing an amount equal to the principal balance of such Loan, together with accrued interest thereon and any unreimbursed advances thereon, in the account identified in the related Prospectus Supplement.

         Except as described below and in the related Prospectus Supplement, the Servicer may foreclose upon or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will be required to follow such procedures as it follows with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses in accordance with the related Agreement and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Issuer, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer will be permitted to foreclosure against the Mortgaged Property securing a defaulted Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

         In the event that an Issuer for which a REMIC election has been made acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Loan, such Mortgaged Property will be required to be disposed of by or on behalf of the Issuer within two years after its acquisition by the Issuer unless (a) the Trustee and the Enhancer, if any, shall have received an opinion of counsel to the effect that the holding by the Issuer of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause the Issuer to be subject to the tax on prohibited transactions imposed by the Code Section 860F(a)(1), otherwise subject the Issuer to tax or cause the Issuer to fail to qualify as a REMIC at any time that any related Securities are outstanding, or (b) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two-year period shall be extended by the applicable period. The Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Issuer of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Issuer does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

         If the Servicer is aware that any Mortgaged Property may contain hazardous wastes, the Servicer may not institute a foreclosure proceeding or accept a deed in lieu of foreclosure without first obtaining the prior consent of the Enhancer for a Series, if any, and will not cause an Issuer to acquire title to such Mortgaged Property if such acquisition is not, in the reasonable opinion of the Servicer commercially reasonable.

         In lieu of foreclosing upon any defaulted Loan, the Servicer may, in its discretion, permit the assumption of such Loan if, in the Servicer's reasonable judgment, such default is unlikely to be cured. In connection with any such assumption, the Loan Rate of the related Mortgage Note and the payment terms will not be permitted to be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation.

         The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, will have the option to exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except to the extent specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer may be entitled to servicing compensation in the form of assumption and other administrative fees, release fees, bad check charges, any other servicing-relating fees or excess proceeds following disposition of Property in connection with defaulted Loans.

         Except to the extent specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances as described under "--Advances and Limitations Thereon."

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

         The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         If an Event of Default occurs under a Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the applicable Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Sale and Servicing Agreement; Pooling and Servicing Agreement."

         The Servicer will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Issuer, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Issuer, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Issuer, and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF LOAN ASSETS

         General. At the time of issuance of the Securities of a Series, the Seller will directly or indirectly transfer, convey and assign to the Issuer all right, title and interest of the Seller in the Loan Assets and other property to be transferred to the Issuer for a Series. Such assignment will include all principal and interest due on or with respect to the Loan Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the applicable Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

         With respect to Loans, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

         Repurchase and Substitution of Non-Conforming Loan Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Loan Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within [30] days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within [60] days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than [60] days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Loan Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Loan Asset and (ii) the Issuer's federal income tax basis in the Loan Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Loan Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Issuer's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Loan Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Loan Asset as described above, remove such Loan Asset from the Issuer (the "Deleted Loan Asset") and substitute in its place one or more other Loan Assets (each, a "Qualifying Substitute Loan Asset") provided, however, that (i) with respect to a pool of assets of an Issuer for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a pool of assets of an Issuer for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Issuer to lose its status as a REMIC or otherwise subject the Issuer to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Loan Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Loan Asset.

         The Depositor or another entity will make representations and warranties with respect to Loan Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Loan Asset, the Depositor or such entity is obligated to repurchase the affected Loan Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Loan Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

         The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                  (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                  (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                  (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Loan Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                  (v)  the amount received under any related
         Enhancement, and the remaining amount available under such Enhancement;

                  (vi) the number and aggregate principal balance of Loans that were delinquent (a) one monthly payment, (b) two monthly payments and
         (c) three or more monthly payments, as of the end of the prior collection period;

                  (vii) the number and aggregate principal balance of Loans in foreclosure, as of the end of the prior collection period;

                  (viii) the aggregate principal balance of Loans which became REO during the prior collection period;

                  (ix) the book value of any REO Property acquired by the related Issuer;

                  (x) the amount of losses realized during the prior collection period;

                  (xi) the aggregate principal balance of Loans repurchased during the prior collection period;

                  (xii)   the amount of the Servicing Fee for the
         prior collection period;

                  (xiii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Loan Assets since the preceding Distribution Date;

                  (xiv) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (xv) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

         If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Sale and Servicing Agreement; Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be for each Series of Securities relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account, Certificate Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or after discovery by such servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Notes of such Series evidencing not less than 25% of the principal amount of such Notes outstanding of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

         Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any interest on any Note of such Series; (ii) a default in the payment of principal of any installment of the principal of any Note when the same becomes due and payable;
(iii) failure to perform any other covenant of the Depositor or the Issuer in the Indenture which continues for a period of ninety (90) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) any representation or warranty made by the Depositor or the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(v) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Issuer; or (vi) any other Event of Default provided with respect to Notes of that Series. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such Class of Notes.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Issuer relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

         The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Loan Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Issuer upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Seller, the Servicer, and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Issuer or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 662/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 662/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses (a) and (b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series. Unless otherwise provided in the related Prospectus Supplement, no Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

LIST OF HOLDERS

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

         If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Issuer may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Loan Asset remaining in the assets for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Loan Asset or (ii) the repurchase, as described below, by the Servicer, the Issuer, the Holders of the Residual Interest, the Depositor or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Issuer Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Issuer for such Series all remaining Loan Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Loan Assets plus, with respect to any property acquired in respect of a Loan Asset, if any, the outstanding Principal Balance of the related Loan Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Loan Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Loan Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the related Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Loan Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Loan Assets, plus accrued interest thereon at the applicable net rates on the Loan Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Loan Assets plus the fair market value of any property acquired in respect of a Loan Asset and remaining in the assets for such Series. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Loan Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Loan Assets as of the date specified in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Issuer under the circumstances described in such Prospectus Supplement. See "Description of The Securities--Optional Redemption, Purchase or Termination."

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Issuer will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans and consumer loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt (such Loans are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In California, for example, Loans are secured by deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such liens are not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any subordinate lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, such as California, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets of a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Issuer (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders and the standard form of deed of trust used by most institutional lenders in California confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine; provided, however, that the beneficiary is prohibited (under California law) from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security interest has been impaired by the casualty or condemnation, and, if such security interest has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders (and by most institutional lenders in California) obligates the mortgagor or trustee to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire and hazard insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustee to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages and deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustee agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustee. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts, including California courts, have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, including cases in California, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

     A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the related Issuer) if it promptly marketed the foreclosed property for resale. In the event that the related Issuer acquired title to a property securing a Loan and cleanup costs were incurred in respect of the property, the Holders of the Securities might incur a delay in the payment if such costs were required to be paid by such Issuer.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in the assets of the Issuer for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Issuer, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans, included in the assets of the Issuer for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans had such interest shortfall not occurred.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Loan Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Loan Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Loan Assets for a Series may be effected by an exchange of Securities with the Seller of such Loan Assets.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     In the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Depositor ("Federal Tax Counsel"), the following summarizes the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat certain assets of a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets owned by the Issuer for a Series; or (iv) for federal income tax purposes the Issuer relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

     Interest and Acquisition Discount. Securities representing regular interest in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." For Certificates treated as debt for federal income tax purposes, see "Certain Certificates Treated as Indebtedness."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining the likelihood of late payment or nonpayment is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether interest on the Debt Securities will constitute qualified stated interest. Any terms and conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount"

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans. Because the OID Regulations do not provide for such adjustments, Federal Tax Counsel is unable to opine on the propriety of making such adjustments to the accrual of OID. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Regular Interest Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Federal Tax Counsel is unable to opine as to the timing and character of such losses or reductions in income and Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Issuer intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above. Although Federal Tax Counsel is unable to opine on the matter, because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on Regular Interest Securities should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Although Federal Tax Counsel is unable to opine on the matter, an interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the OID rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such OID and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law and Federal Tax Counsel is unable to opine how a Variable Rate Debt Security that is a Pay-Through Security (including Regular Interest Securities) would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt instruments do not apply to Pay-Through Securities.

         Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Debt Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Debt Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Debt Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Debt Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, although Federal Tax Counsel is unable to opine as to the matter, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Sale or Exchange. A Holder's tax basis in its Debt Security generally is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder' s holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. In addition, gain on the sale of a Debt Security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the Security was held by the Seller, reduced by any market discount includable in income under the rules described above under "Market Discount." Currently, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. If a REMIC election is made with respect to a Series of Securities, then Federal Tax Counsel will deliver its opinion generally to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Status of Regular Interest Securities. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds. The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear and Federal Tax Counsel is unable to opine whether reserve funds or buydown funds would also constitute qualifying assets under either of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000 (or $50,000 in the case of a married individual filing separately), adjusted for inflation since 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Issuer as REMICs ("Tiered REMICs") for federal income tax purposes. With respect to any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date and Federal Tax Counsel is unable to opine on the matter, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions; Contributions Tax; Tax on Net Income from Foreclosure Property. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. Subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the Issuer and will be allocated pro rata to all outstanding Classes of Securities of such REMIC. In addition, a REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common Issuer, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to apply them only with respect to tax years beginning after August 20, 1996.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt generally from tax (other than certain farmers' cooperatives), unless such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass- through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors."

     Mark to Market Rules. Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Treasury regulations provide that for purposes of this mark to market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the Prospectus Supplement for a Series of Securities, if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, Federal Tax Counsel will deliver its opinion generally to the effect that the Issuer relating to the Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). Accordingly, each Holder of a Pass-Through Security is treated for federal income tax purposes as the owner of an undivided interest in the assets owned by the Issuer. As further described below, each Holder of a Pass-Through Security therefore must report on its federal income tax return the gross income from the portion of the assets that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Issuer that is allocable to such Pass- Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in such assets and received or accrued directly its share of the payments with respect to such assets and incurred or accrued directly its share of expenses incurred or accrued by the Issuer with respect to such assets when those amounts are received, incurred or accrued by the Issuer.

     A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). An individual's deductions may also be limited by Code Section 68 if the individual's adjusted gross income exceeds certain limits. Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Loans. As a result, individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received.

     Status of the Pass-Through Securities. The Pass-Through Securities will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans
 . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the related assets of the Issuer of a Series are qualifying assets. It is unclear and Federal Tax Counsel is unable to opine whether the Pass-Through Securities will be qualifying assets under any of the foregoing sections of the Code to the extent that the related assets of the Issuer of a Series include buydown funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Pass-Through Securities will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass-Through Security representing an interest in Loans will account for any discount on the Pass- Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

     If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgages, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Pass-Through Securities, whether Section 1272(a)(6) might apply to the Pass-Through Securities in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to this issue. If required to report interest income on the Pass-Through Securities to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Loans will prepay at that rate or at any other rate.

     In the case of a Pass-Through Security acquired at a price equal to the principal amount of the Loans allocable to the Pass-Through Security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. It is not clear and Federal Tax Counsel is unable to opine as to whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Pass-Through Securities of certain series ("Variable Rate Pass-Through Securities") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Loans held by the Issuer, which interest rates may be fixed or variable. In the case of a Variable Rate Pass-Through Security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

     Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Mortgages in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgages. However, OID could arise with respect to a Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

     If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Loan, to the amount of principal on such Loan received by the Issuer in that month. Because the Loans may provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Loans remaining at the time of purchase of the Pass-Through Security.

     If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Loan under a constant yield method based on the yield of the Loan to such Holder, provided that such Loan was originated after September 27, 1985. Premium allocable to a Loan originated on or before that date should be allocated among the principal payments on the Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

     If a Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. Although Federal Tax Counsel is unable to opine on the matter, other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Issuers which are treated as partnerships for federal income tax purposes and with respect to Certificates treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership, foreign corporation, foreign estate, or foreign trust ("foreign investors"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders" and "--Certain Certificates Treated as Indebtedness--Foreign Investors." Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and the Holders timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion the nature of the income of the Issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Issuer, so that the Issuer will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Issuer. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the Notes as Indebtedness. The Issuer will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that in its opinion the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Issuer might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Issuer's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the Issuer as a Partnership. In the case of an Issuer intended to qualify as a partnership for federal income tax purposes, the Issuer and the Transferor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Issuer as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Issuer, the Certificates, the Notes, the Issuer and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Issuer. Generally, provided the Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Issuer will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Issuer. The Issuer's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Issuer's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Issuer for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Issuer income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Issuer of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Issuer will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Issuer income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Issuer might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Issuer income even if they have not received cash from the Issuer to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Issuer.

     If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Issuer (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Issuer.

     The Issuer intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Issuer might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Issuer for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Issuer acquires the Loans at a market discount or premium, the Issuer will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. If such a termination occurs, the Issuer will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Issuer as a new partnership. Proposed Treasury regulations would provide that if a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Issuer will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Issuer might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Issuer income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Issuer. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Issuer does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Issuer will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Depositors and Transferees. In general, the Issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations and Federal Tax Counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Issuer might be reallocated among the Certificateholders. The Issuer's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuer currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Issuer income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Issuer. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Issuer will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of Issuer income and expense to Holders and the IRS on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Issuer or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Issuer with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Issuer. The information referred to above for any calendar year must be furnished to the Issuer on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuer.

     Tax Consequences to Foreign Certificateholders. It is not clear and Federal Tax Counsel is unable to opine whether the Issuer would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Issuer would be engaged in a trade or business in the United States for such purposes, the Issuer will withhold as if it were so engaged in order to protect the Issuer from possible adverse consequences of a failure to withhold. The Issuer expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuer to change its withholding procedures.

     If the trust is engaged in a U.S. trade or business, each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Issuer's income. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Issuer taking the position that no taxes were due because the Issuer was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Issuer, and for that reason or because of the nature of the assets of the Issuer probably will not be considered "portfolio interest." As a result, even if the Issuer was not considered to be engaged in a U.S. trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign Holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     With respect to Certificates which are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below, that for federal income tax purposes the Certificates will be characterized as indebtedness that is secured by the Loans. Opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), however, and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The Depositor will express in the Trust Agreement its intent that the Certificates be indebtedness secured by the Loans for federal, state and local income or franchise tax purposes. The Depositor, by entering into the Trust Agreement, has agreed and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Agreement, the Depositor expects to treat such transaction, for regulatory and financial accounting purposes, as a transfer of an ownership interest in the Loans and not as a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Federal Tax Counsel believes that the rationale of those cases will not apply to the issuance of the Certificates.

     The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value and has assumed the risk of loss if the property decreases in value. Based upon its analysis of such factors, Federal Tax Counsel will conclude that the Certificateholders are not the owners of the Loans for federal income tax purposes. As a result, Federal Tax Counsel will opine with respect to Certificates which are intended to be treated as indebtedness, that such Certificates will properly be characterized for federal income tax purposes as indebtedness. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

     Certificateholders as the Holders of debt instruments for federal tax purposes will be taxed in the manner described above in "--Taxation of Debt Securities (Including Regular Interest Securities)" for Debt Securities which are not Regular Interest Securities.

     Possible Characterization of the Transaction as a Partnership or as Association Taxable as a Corporation. As stated above, the opinion of Federal Tax Counsel with respect to the Certificates will not be binding on the courts or the IRS, and no assurance can be given that the characterization of the Certificates as debt would prevail. It is possible that the IRS would assert that, for purposes of the Code, the transaction described herein constitutes a transfer of the Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the Depositor and the Certificateholders resulting from the transaction is that of a partnership, a publicly traded partnership taxed as a corporation, or an association taxable as a corporation. Since Federal Tax Counsel will advise that the Certificates will be treated as indebtedness for federal income tax purposes, the Depositor generally will not attempt to comply with the federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership, a publicly traded partnership taxable as a corporation or a corporation.

     If a partnership were deemed to be created between the Depositor and the Certificateholders, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of a Certificateholder could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than would be the case if the Certificates were treated as a debt instrument. Finally, all or a portion of any taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan, or other tax-exempt entity may, under certain circumstances constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that the transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Issuer would be subject to federal income tax at corporate income tax rates on the income it derives from the Loans, which would reduce the amounts available for distribution to the Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificateholders. Moreover, distributions on the Certificates would most likely not be deductible in computing the entity's taxable income, and cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such entity's earnings and profits.

     Foreign Investors. If the IRS were to successfully contend that the Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) a foreign investor; and such Holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax in the case of a corporate Holder.

     Alternatively, although there may be arguments to the contrary, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the Holder's distributive share of the partnership's interest income. See "Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the tax consequences of an equity investment in a partnership by a foreign investor.

     If the Issuer were taxable as a corporation, distributions to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such plans or arrangements. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     A fiduciary of an employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) or any entity, including an insurance company general account whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Securities will cause the assets of the Issuer to be considered plan assets pursuant to the plan asset regulations set forth at 29 CFR ss.2510.3-101 (the "Regulation"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Issuer and the Trustee, or any entities providing services with respect to the operation of the Trust, to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Issuer, unless a statutory or regulatory exception or an administrative exemption granted by the Department of Labor ("DOL") applies to the purchase, sale, transfer or holding of the Securities.

     The Regulation contains rules for determining what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Regulation, the Issuer may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Loan Assets and any other assets held by the Issuer. In such an event, persons providing services with respect to the operation of the Issuer may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or regulatory exception or an administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Issuer. However, without regard to whether the Notes are treated as an equity interest for such purposes, the purchase, holding or transfer of Notes by or on behalf of a Plan could be considered a prohibited transaction if the Depositor or the Trustee or any of their respective affiliates is, or becomes, a party in interest or disqualified person with respect to such Plan.

     Another such exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Issuer are held by investors other than benefit plan investors (which is defined as including both Plans and government plans), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Issuer.

     The DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transactions rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption which may be applicable to the Certificates.

     In addition, one or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire the Securities and the circumstances under which such decision is made, including but not limited to: DOL Prohibited Transaction Exemption ("PTE") 84-14 (involving transactions determined by "qualified professional asset managers"); PTE 91-38 (involving bank collective investment funds); PTE 90-1 (involving insurance company pooled separate accounts); PTE 95-60 (involving insurance company general accounts) and PTE 96-23 (involving transactions determined by "in-house asset managers"). However, even if the conditions specified in any of these exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Issuer, the Depositor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Depositor, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES


     Except in certain limited circumstances, any globally offered series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against- payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Depositor and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non- U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series consisting solely of Certificates, the Pooling and Servicing Agreement, and, with respect to a Series containing Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires.

     "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the State of New York or California or in the state or states in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificate" means the Asset Backed Certificates.

     "Charged-Off Loan" means any Loan with respect to which the earliest of the following has occurred: (a) the date on which any payment due or portion thereof with respect to a Loan which has become Delinquent for a period of 180 days on a consecutive basis (irrespective of grace periods), (b) the time at which a Loan becomes a Liquidated Loan or (c) the date on which the holder of the Subordinate Certificates of the applicable Series repurchases such Loan as described under "SERVICING OF LOANS Realization Upon Defaulted Loans".

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Loan Assets.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Commission" means the Securities and Exchange Commission.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     "Delinquent" means, with respect to a Loan, that a payment due thereon is not made by the close of business on the date of each month specified in the related Mortgage Note.

     "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "Depositor" means Preferred Securitization Corporation.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Account" means, with respect to a Series, the account established in the name of the applicable Trustee for the deposit of remittances received from the Servicer with respect to the Loan Assets.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Loan Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" means the Federal National Mortgage Association.

     "Holder" means the person or entity in whose name a Security is registered.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Issuer and the Trustee.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "Issuer" means, with respect to any Series of Securities, and as specified in the related Prospectus Supplement either (i) the Depositor or (ii) the trust formed pursuant to the related Pooling and Servicing Agreement or Trust Agreement.

     "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     "Liquidated Loan" means any Loan as to which the Servicer, in its reasonable, good faith judgment in accordance with accepted servicing practices, has determined that all amounts which will be recovered with respect to such Loan have been so recovered (exclusive of any possibility of a deficiency judgment).

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     "Loan" means a closed-end loan secured by a Mortgaged Property.

     "Loan Group" means, with respect to the Loan Assets and other assets comprising the Issuer of a Series, a group of such Loan Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

     "Modification" means a change in any term of a Loan.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Loan Assets.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer and the Trustee.

     "Principal Balance" means, with respect to a Loan Asset and as of a Distribution Date, initially the outstanding principal balance of such Loan Asset as of the Cut-Off Date or the related Subsequent Cut-Off Date, as applicable, and thereafter, as of any Distribution Date such balance as of the last day of the Collection Period related to such Distribution Date after giving effect to Principal Prepayments received and payments of principal collected during such Collection Period and any Curtailments applied by the Servicer in reduction of the unpaid principal balance of such Loan Asset as of such Due Date; once a Loan Asset becomes a Charged-off Loan, its Principal Balance, for purposes of the related Trust Fund, will thereafter be considered to be zero.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Property" means a Mortgaged Property securing a Loan.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Loan Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Issuer for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Loan Asset.

     "Securities" means the Notes or the Certificates.

     "Seller" means Preferred Credit Corporation

     "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Senior Securityholder" means a holder of a Senior Security.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series, Advanta Mortgage Corp. USA or the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     "Stripped Securities" means Pass-Through Securities representing interests in Loan Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinate Securityholder" means a Holder of a Subordinate Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "UCC" means the Uniform Commercial Code.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

=============================================================================
   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                  TABLE OF CONTENTS
                                                PAGE
                PROSPECTUS SUPPLEMENT
Summary of Terms................................. S-
Risk Factors......................................S-
Description of the Loans..........................S-
Prepayment and Yield Considerations...............S-
Description of the Certificates...................S-
[The Policy and the Certificate Insurer]..........S-
Use of Proceeds...................................S-
Federal Income Tax Considerations.................S-
ERISA Considerations .............................S-
Underwriting......................................S-
Report of Experts.................................S-
Ratings...........................................S-
Legal Matters ....................................S-


                     PROSPECTUS
Prospectus Supplement..............................3
Reports to Holders.................................3
Available Information..............................3
Incorporation of Certain Documents by Reference....4
Summary of Terms...................................5
Risk Factors......................................17
The Seller........................................27
The Servicer .....................................28
The Depositor.....................................29
Description of the Securities.....................30
Description of the Issuer Assets..................38
Enhancement.......................................44
Servicing of Loans................................45
The Agreements....................................54
Certain Legal Aspects of Loans....................64
Use of Proceeds...................................70
Federal Income Tax Considerations.................71
State Tax Considerations..........................94
ERISA Considerations..............................94
Legal Investment..................................96
Plan of Distribution..............................96
Legal Matters.....................................97
Annex I...........................................98
Glossary of Terms..............................102
==============================================================================

      $________________

  PREFERRED SECURITIZATION
        CORPORATION,
          DEPOSITOR

      PREFERRED CREDIT
        CORPORATION,
           SELLER


     PREFERRED CONSUMER
         LOAN TRUSTS

  ASSET BACKED SECURITIES,
       SERIES 199_ -__


         ___________

_____________________________

    PROSPECTUS SUPPLEMENT
_____________________________

     __________________


       _____ __, 199_

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Except with respect to the Registration Fee, the following table sets forth the estimated expenses to be incurred in connection with the offering of a Series of Securities, other than underwriting discounts and commissions:



         SEC Registration Fee..................................$303,031
         Trustee's Fees and Expenses...........................  25,000
         Printing and Engraving................................  50,000
         Legal Fees and Expenses............................... 125,000
         Blue Sky Fees.........................................  15,000
         Accounting Fees and Expenses..........................  17,000
         Rating Agency Fees.................................... 140,000
         Miscellaneous.........................................   4,969
                                                                --------
         Total................................................ $680,000

------------------------------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article TWELFTH of the Certificate of Incorporation of the Depositor provides for the indemnification of any person who is or was an officer or director of the Issuer with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Issuer, to the full extent authorized or permitted by Section 145 of the Delaware General Corporation Law. Reference is made to the Certificate of Incorporation filed as an exhibit to this Registration Statement for the complete text of Article TWELFTH of the Certificate of Incorporation. The Registrant's parent has liability insurance for the officers and directors of the Registrant.


ITEM 16.  EXHIBITS.

         (a)      FINANCIAL STATEMENTS:

                  NONE.

         (b)      EXHIBITS:


                     *1.1  --Form of Underwriting Agreement.
                     *3.1  --Certificate of Incorporation of Preferred
                             Securitization Corporation.
                     *3.2 --By-Laws of Preferred Securitization Corporation. *4.1 --Form of Indenture.
                     *4.2  --Form of Pooling and Servicing Agreement.
                     *4.3  --Form of Purchase and Sale Agreement.
                     *4.4  --Form of Trust Agreement.
                     *4.5  --Form of Administration Agreement.
                    **5.1  --Opinion of Stroock & Stroock & Lavan LLP
                             with respect to the securities being registered.
                    **8.1  --Opinion of Stroock & Stroock & Lavan LLP with
                             respect to tax matters (included as part of Exhibit 5.1).
                    *10.1  --Form of Sale and Servicing Agreement.
                   **23.1  --Consent of Stroock & Stroock & Lavan LLP(included as part  of Exhibit 5.1).
                    *24.1  --Powers of Attorney of Directors and
                             Officers of Issuer.
                   **25.1  --Statement of Eligibility and Qualification of
                             Trustee (Form T-1).
                   **99.1  --Form of Prospectus Supplement

---------------------
* Previously filed
** Filed herewith


ITEM 17.  UNDERTAKINGS.

(a)     AS TO RULE 415.

                The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     AS TO DOCUMENTS SUBSEQUENTLY FILED THAT ARE INCORPORATED BY
        REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     AS TO INDEMNIFICATION.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)     AS TO QUALIFICATION OF TRUST INDENTURES UNDER THE TRUST
INDENTURE ACT OF 1939.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 13th day of May, 1997.



                PREFERRED SECURITIZATION CORPORATION

                                                By  /S/ TODD A. RODRIGUEZ
                                                    Name:  Todd A. Rodriguez
                                                    Title: President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on May 13, 1997.



      SIGNATURE                                                   TITLE


/S/ TODD A. RODRIGUEZ                                 President, Chief
Todd A. Rodriguez                                     Executive Officer and
                                                      Director (Principal
                                                      Financial Officer)



/S/  *                                                Executive Vice
Walter F. Villaume                                    President and
                                                      Treasurer and Director
                                                      (Principal Accounting
                                                      Officer)

*By: /S/ TODD A. RODRIGUEZ
        Todd A. Rodriguez
        Attorney-in-Fact

                                  EXHIBIT INDEX


   EXHIBIT                         DESCRIPTION                 Page NO.
    NO.


   *1.1    --  Form of Underwriting Agreement......................
   *3.1    --  Certificate of Incorporation of Preferred
               Securitization Corporation..........................
   *3.2    --  By--Laws of Preferred Securitization
                 Corporation.......................................
   *4.1    --  Form of Indenture...................................
   *4.2    --  Form of Pooling and Servicing Agreement
   *4.3    --  Form of  Purchase and Sale Agreement.................
   *4.4    --  Form of Trust Agreement..............................
   *45     --  Form of Administration Agreement.....................
 **5.1     --  Opinion of Stroock & Stroock & Lavan LLP
               with respect to the securities being
               registered............................................
 **8.1    --  Opinion of Stroock & Stroock & Lavan LLP
              with respect to tax matters (included
              as part of Exhibit 5.1)................................
 *10.1    --  Form of Sale and Servicing Agreement...................
**23.1    --  Consent of Stroock & Stroock & Lavan LLP
              (included as part of Exhibit 5.1)......................
 *24.1    --  Powers of Attorney of Directors and
              Officers of Issuer.....................................
**25.1    --  Statement of Eligibility and Qualification
              of Trustee (Form T-1)..................................
**99.1    -- Form of Prospectus Supplement

    -------------------
 *   Previously filed
**   Filed herewith